EXHIBIT 5

                                  June 2, 1998

HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama 35243

     Re:  Registration Statement on Form S-3
          Our File No. 29075-414

Ladies and Gentlemen:

     We are acting as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $567,750,000 aggregate principal amount of 3.25% Convertible Subordinated Notes due 2003 (the "Notes"), and up to 15,501,707 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement.")

     We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of March 20, 1998, between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                        Very truly yours,


                                        HASKELL, SLAUGHTER & YOUNG, LLC



                                        F. Hampton McFadden, Jr.